Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Roger Metz, Vice President

(303) 804-4082

E-mail: roger_metz@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

THIRD QUARTER 2007 RESULTS

Revenues of $107.6 million;

Income From Continuing Operations of $0.39 per share.

ENGLEWOOD, COLO. (October 23, 2007) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended September 30, 2007.

Third Quarter 2007 Highlights:

•

Results from continuing operations were as follows: total revenues were $107.6 million; operating income was $21.6 million; and income from continuing operations was $15.2 million, or $0.39 per diluted share.

•

CSG’s third quarter results include the impact of the acquired Prairie Interactive Messaging (Prairie) business, which was not included in CSG’s previous financial guidance for the quarter. Additionally, income from continuing operations includes a benefit of $0.02 per diluted share when compared to CSG’s previous guidance expectations as a result of lower outstanding shares for the quarter due to higher than expected stock repurchases during the quarter. Absent the impact of these items, CSG’s revenue and earnings per diluted share were within the range of CSG’s financial guidance for the quarter.

•

Cash flows from operations for the quarter were $35.7 million, which came in above CSG’s expectations of $30-32 million for the quarter, primarily due to normal changes in certain operating assets and liabilities for the quarter.

•	For the quarter, CSG repurchased 5.6 million shares of its common stock for $129.7 million (weighted-average price of $23.34 per share) under its stock repurchase program.

•	On July 9, 2007, CSG completed its acquisition of ComTec, Inc. (ComTec), a provider of statement processing solutions headquartered in Fairfield, New Jersey.

•

On August 10, 2007, CSG closed on its acquisition of Prairie Voice Services, Inc., a provider of interactive messaging services headquartered in Omaha, Nebraska, and renamed the company Prairie Interactive Messaging, Inc.

“Every day, CSG plays a critical role in our clients’ success by helping them interact with their customers in meaningful, efficient and cost-effective ways,” said Ed Nafus, chief executive officer and president of CSG Systems International, Inc. “As our clients’ businesses expand in an increasingly competitive environment, CSG continuously seeks innovative ways to help clients improve levels of customer service and deploy new products and services. During the third quarter, we furthered our progress on this front by closing two strategic acquisitions, ComTec and Prairie Interactive Messaging. With these acquisitions, CSG gained capabilities that extend and complement our core offerings, while creating a path for CSG to grow its presence in new industries.”

-more-

CSG Systems International, Inc.

October 23, 2007

Summary GAAP Results of Operations Information (unaudited)

(in thousands, except per share amounts and percentages):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Percent Change	2007	2006	Percent Change
Continuing operations:
Total revenues	$107,561	$98,450	9%	$305,809	$286,463	7%
Operating income	21,568	22,530	(4)%	63,183	66,523	(5)%
Income from continuing operations	15,202	17,364	(12)%	46,599	48,435	(4)%
Discontinued operations, net of tax	—	(3,760)	NM	269	(3,760)	107%
Net income	15,202	13,604	12%	46,868	44,675	5%
Diluted earnings per share:
Income from continuing operations	$0.39	$0.37	5%	$1.11	$1.03	8%
Discontinued operations, net of tax	—	(0.08)	NM	0.01	(0.08)	113%

Net income	$0.39	$0.29	34%	$1.12	$0.95	18%

Third Quarter 2007 Results From Continuing Operations

Revenues. Total revenues for the third quarter of 2007 were $107.6 million, which represents an increase of nine percent when compared to $98.5 million for the same period in 2006, and an increase of eight percent when compared to $99.5 million for the second quarter of 2007. A significant portion of the increase in revenue in the third quarter, when compared to these prior quarters, relates primarily to the ComTec and Prairie businesses acquired by CSG during the third quarter.

The components of total revenues were as follows:

•

processing revenues for the third quarter of 2007 were $97.8 million, an increase of eight percent when compared to $90.3 million for the same period last year, and the second quarter of 2007. The revenues of ComTec and Prairie fall within this revenue classification, which accounts for a significant portion of the increase over the prior periods; and

•

software, maintenance and services revenues were $9.8 million for the current quarter, a 20 percent increase when compared to $8.2 million for the same period last year, and a seven percent increase when compared to $9.2 million for the second quarter of 2007.

Due to the timing of the transaction, CSG’s financial guidance for the third quarter of 2007 did not include the impact of Prairie, which is discussed in further detail below. As a result, excluding the Prairie results, revenues were approximately $105 million, which is within the range of CSG’s previous financial guidance of $105—$107 million for the quarter.

Results of Operations. Income from continuing operations presented in accordance with generally accepted accounting principles (“GAAP”) for the third quarter of 2007 was $15.2 million ($0.39 per diluted share), compared to $17.4 million ($0.37 per diluted share) for the same period last year, and $15.6 million ($0.37 per diluted share) for the second quarter of 2007.

CSG Systems International, Inc.

October 23, 2007

CSG’s income from continuing operations of $0.39 per diluted share for the current quarter includes a benefit of $0.02 per diluted share when compared to CSG’s previous guidance expectations as a result of lower outstanding shares for the quarter due to higher than expected stock repurchases during the quarter. Absent the impact of this $0.02 benefit, CSG’s earnings per diluted share were within the range of CSG’s previous financial guidance of $0.36 - $0.38 per diluted share for the quarter.

Supplemental Data

The following information is provided to assist readers in further evaluating CSG’s performance (in thousands, except per share amounts):

	Three Months Ended September 30, 2007		Three Months Ended September 30, 2006
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation	$3,422	$0.06	$2,600	$0.04
Amortization of intangible assets	4,556	0.08	4,115	0.06
Stock-based employee compensation	3,274	0.05	3,085	0.04

Total	$11,252	$0.19	$9,800	$0.14

	Nine Months Ended September 30, 2007		Nine Months Ended September 30, 2006
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain key operating income items:
Restructuring charges	$545	$0.01	$2,368	$0.03
Certain non-cash expenses:
Depreciation	$9,328	$0.14	$7,651	$0.10
Amortization of intangible assets	13,080	0.20	11,646	0.16
Stock-based employee compensation	8,126	0.12	9,114	0.12

Total	$30,534	$0.46	$28,411	$0.38

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of continuing operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s effective income tax rates from continuing operations of approximately 36% for the three and nine months ended September 30, 2007, and 35% and 37%, respectively, for the three and nine months ended September 30, 2006.

Total customer accounts processed on CSG's systems as of September 30, 2007, were 45.1 million, consistent with the number of customer accounts processed as of June 30, 2007.

Prairie Interactive Messaging Acquisition

On August 10, 2007, CSG closed on its acquisition of Prairie Voice Services, Inc., a privately-held provider of interactive messaging services headquartered in Omaha, Nebraska, for approximately $41 million in net cash. In addition, the merger agreement provides for contingent payments of up to $6 million through the end of 2009 upon the achievement of certain predetermined operating criteria. In connection with the purchase, CSG and Prairie agreed to rename the company Prairie Interactive Messaging, Inc., which operates as a wholly-owned CSG company.

CSG Systems International, Inc.

October 23, 2007

CSG acquired Prairie to extend its suite of products and solutions to help its clients maximize the value of interactions with their customers with a set of unified, interactive messaging solutions that can interact with customers through outbound and inbound automated voice, text/SMS, e-mail and fax messages. Additionally, this acquisition extends CSG’s reach into industry verticals such as financial services, telecommunications, direct response, and contact centers.

Financial Condition and Cash Flows

Certain key balance sheet items as of the end of the indicated periods are as follows (in thousands):

	September 30, 2007	June 30, 2007	December 31, 2006
Cash, cash equivalents, and short-term investments (3)	$177,328	$338,478	$415,490
Net trade accounts receivable	109,952	102,635	110,020

Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	September 30, 2007	June 30, 2007	December 31, 2006
Cash Flows from Operating Activities:
Operations	$28,404	$28,217	$29,549
Changes in operating assets and liabilities	7,266	(3,719)	(680)

Net cash provided by operating activities	$35,670	$24,498	$28,869

(3)	The sequential decrease of approximately $161 million between June 30, 2007, and September 30, 2007, is primarily due to $129.7 million of stock repurchases made during the quarter and total net cash paid of approximately $63 million for the ComTec and Prairie acquisitions, offset by cash generated from operations of $35.7 million.

Stock Repurchase Program

During the third quarter of 2007, CSG repurchased 5.6 million shares of its common stock for $129.7 million (a weighted-average price of $23.34 per share) under its stock repurchase program. Through September 30, 2007, CSG has purchased 12.0 million shares for a total of $295.0 million (a weighted-average price of $24.70 per share) towards its planned $350 million stock repurchases announced in August 2006.

Fourth Quarter 2007 and Full Year 2007 Financial Guidance

A summary of CSG’s financial guidance for continuing operations for the fourth quarter and full year 2007 is as follows (in millions, except for per share amounts and percentages). These amounts include the expected GAAP financial impact of the acquired ComTec and Prairie businesses.

CSG Systems International, Inc.

October 23, 2007

	Fourth Quarter	Full Year

Revenues	$111-$113	$417-$419

Operating Margins	20%	20%-21%

Effective Income Tax Rate	37%-38%	36%-37%

Earnings per Diluted Share	$0.40-$0.42	$1.50-$1.52

Cash Flow from Operations	$31-$32	$127-$128

There are certain non-cash items included in CSG’s fourth quarter and full year 2007 income from continuing operations per diluted share guidance noted above. The following table outlines the expected impact of these items, and is provided to assist readers in further evaluating CSG’s expected financial performance for these periods (in thousands, except per share amounts):

	Fourth Quarter - 2007	Full Year – 2007
Certain non-cash expenses (4):
Depreciation	$3,800	$13,200
Amortization of intangible assets	4,700	17,800
Stock-based employee compensation	3,300	11,400

Total	$11,800	$42,400

Per diluted share impact (5)	$0.21	$0.67

(4)	These items (on a pretax basis) are calculated in accordance with GAAP and take into account estimates related to the ComTec and Prairie acquisitions.
(5)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s estimated effective income tax rates from continuing operations as noted above.

Conference Call

CSG will host a one-hour conference call on Tuesday, October 23, at 5 p.m. EDT, to discuss CSG's third quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International

Headquartered in Englewood, Colorado, CSG Systems International (Nasdaq: CSGS) is a leading provider of outsourced billing, customer care and print and mail solutions and services supporting the North American cable and direct broadcast satellite markets. CSG’s solutions support some of the world’s largest and most innovative providers of bundled multi-channel video, Internet, voice and IP-based services. CSG’s unique combination of solutions, services and expertise ensure that cable and satellite operators can continue to rapidly launch new service offerings, improve operational efficiencies and deliver a high-quality customer experience in a competitive and ever-changing marketplace. CSG is a S&P Midcap 400 company. For more information, visit our website at www.csgsystems.com.

CSG Systems International, Inc.

October 23, 2007

Safe-Harbor Statement

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) CSG's ability to continue to perform satisfactorily and maintain good customer relations with its four largest clients, Comcast Corporation, Echostar Communications, Time Warner, Inc., and Charter Communications, which combined make up approximately 70% of CSG’s revenues; 2) the continued acceptance of CSG’s Advanced Convergent Platform and its related products and services; 3) CSG's ability to enhance current products and develop new technology that will retain existing clients and capture new market share; 4) significant forays into new markets, which may prove costly and unprofitable; 5) the degree to which CSG's expectations of market penetration and consumer acceptance of advanced IP services prove true — and even if realized, CSG’s ability to meet the billing and customer care needs of those markets; 6) client consolidation, which has decreased the number of potential buyers for many of CSG's products and services; 7) CSG's ability to renew contracts and sell additional products and services to existing and new clients; 8) CSG's ability to successfully deliver on lengthy and/or complex implementation projects, which by their nature, carry much more risk; and 9) CSG’s ability to successfully integrate and manage acquired businesses or assets in order to achieve the expected strategic, operating and financial goals established for such acquisitions. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG's reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIALS TO FOLLOW

CSG Systems International, Inc.

October 23, 2007

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$118,867	$240,687
Short-term investments	58,461	174,803

Total cash, cash equivalents and short-term investments	177,328	415,490
Trade accounts receivable-
Billed, net of allowance of $1,589 and $1,143	109,952	110,020
Unbilled and other	5,818	5,555
Deferred income taxes	10,494	8,927
Other current assets	7,784	5,636

Total current assets	311,376	545,628
Property and equipment, net of depreciation of $70,115 and $66,656	28,343	23,680
Software, net of amortization of $34,013 and $32,989	9,081	7,725
Goodwill	59,891	14,228
Client contracts, net of amortization of $94,543 and $82,486	35,131	36,024
Deferred income taxes	15,591	19,617
Other assets	6,848	6,594

Total assets	$466,261	$653,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$26,887	$23,645
Trade accounts payable	22,229	15,509
Accrued employee compensation	18,844	20,962
Deferred revenue	15,520	17,586
Income taxes payable	1,467	3,651
Other current liabilities	11,889	10,158

Total current liabilities	96,836	91,511

Non-current liabilities:
Long-term debt	230,000	230,000
Deferred revenue	9,292	8,632
Income taxes payable	4,490	—
Other non-current liabilities	4,745	5,619

Total non-current liabilities	248,527	244,251

Total liabilities	345,363	335,762

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 37,136,239 shares and 46,831,643 shares outstanding	623	616
Additional paid-in capital	347,989	340,564
Treasury stock, at cost, 25,142,208 shares and 14,776,238 shares	(612,863)	(360,259)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	(4)	25
Unrecognized pension plan losses and prior service costs, net of tax	(852)	(852)
Accumulated earnings	386,005	337,640

Total stockholders’ equity	120,898	317,734

Total liabilities and stockholders’ equity	$466,261	$653,496

CSG Systems International, Inc.

October 23, 2007

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenues:
Processing and related services	$97,769	$90,272	$277,691	$264,408
Software, maintenance and services	9,792	8,178	28,118	22,055

Total revenues	107,561	98,450	305,809	286,463

Cost of revenues:
Processing and related services	50,607	44,867	138,571	129,457
Software, maintenance and services	6,016	5,829	18,615	15,555

Total cost of revenues	56,623	50,696	157,186	145,012

Gross margin (exclusive of depreciation)	50,938	47,754	148,623	141,451

Operating expenses:
Research and development	15,415	12,097	43,254	32,872
Selling, general and administrative	10,566	10,449	32,313	32,037
Depreciation	3,422	2,600	9,328	7,651
Restructuring charges	(33)	78	545	2,368

Total operating expenses	29,370	25,224	85,440	74,928

Operating income	21,568	22,530	63,183	66,523

Other income (expense):
Interest expense	(1,684)	(1,862)	(5,365)	(5,650)
Interest and investment income, net	3,707	6,046	14,317	15,993
Other, net	(2)	—	133	(52)

Total other	2,021	4,184	9,085	10,291

Income from continuing operations before income taxes	23,589	26,714	72,268	76,814
Income tax provision	(8,387)	(9,350)	(25,669)	(28,379)

Income from continuing operations	15,202	17,364	46,599	48,435

Discontinued operations:
Income from discontinued operations, includes net pretax loss on disposal in 2006 of $6,000	—	(6,555)	—	(6,555)
Income tax benefit	—	2,795	269	2,795

Discontinued operations, net of tax	—	(3,760)	269	(3,760)

Net income	$15,202	$13,604	$46,868	$44,675

Basic earnings (loss) per common share:
Income from continuing operations	$0.39	$0.37	$1.12	$1.04
Discontinued operations, net of tax	—	(0.08)	0.01	(0.08)

Net income	$0.39	$0.29	$1.13	$0.96

Diluted earnings (loss) per common share:
Income from continuing operations	$0.39	$0.37	$1.11	$1.03
Discontinued operations, net of tax	—	(0.08)	0.01	(0.08)

Net income	$0.39	$0.29	$1.12	$0.95

Weighted-average shares outstanding:
Basic	38,587	46,549	41,633	46,659
Diluted	38,969	47,154	41,999	47,228

CSG Systems International, Inc.

October 23, 2007

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2007	September 30, 2006
Cash flows from operating activities:
Net income	$46,868	$44,675
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	9,328	7,651
Amortization	13,967	12,550
Restructuring charge for abandonment of facilities	308	401
Net pretax loss on disposition of discontinued operations	—	6,000
Gain on short-term investments	(3,061)	(567)
Deferred income taxes	9,154	9,740
Excess tax benefits from stock-based compensation awards	(870)	(2,845)
Stock-based employee compensation	8,126	9,114
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	7,310	(235)
Other current and non-current assets	1,200	(1,807)
Income taxes payable/receivable	5,385	11,128
Trade accounts payable and accrued liabilities	(478)	(8,103)
Deferred revenue	(1,406)	1,579

Net cash provided by operating activities	95,831	89,281

Cash flows from investing activities:
Net payments from the disposition of discontinued operations	—	(6,436)
Purchases of property and equipment	(12,386)	(5,198)
Proceeds from sale of aircraft held for sale	—	7,376
Purchases of short-term investments	(189,536)	(183,716)
Proceeds from sale/maturity of short-term investments	309,800	98,100
Acquisition of businesses, net of cash acquired	(65,382)	(21,533)
Acquisition of and investments in client contracts	(6,914)	(6,549)

Net cash provided by (used in) investing activities	35,582	(117,956)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,786	7,431
Repurchase of common stock	(255,889)	(44,568)
Payments on acquired equipment financing	—	(481)
Excess tax benefits from stock-based compensation awards	870	2,845

Net cash used in financing activities	(253,233)	(34,773)

Net decrease in cash and cash equivalents	(121,820)	(63,448)
Cash and cash equivalents, beginning of period	240,687	346,113

Cash and cash equivalents, end of period	$118,867	$282,665

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$3,193	$3,195
Income taxes	10,790	5,265